UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM  8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  January 3, 2007

Geotec Thermal Generators, Inc.

(Exact name of Small Business Issuer in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-26315

59-3357040

(Commission File Number

(IRS Employer Identification No.)

110 East Atlantic Avenue, Suite 200, Delray Beach, Florida

33444

(Address of Principal Executive Offices)

(Zip Code)

(561) 276-9960

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]

Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

[__]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

[__]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement to medications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Section 8 – Other Events

Item 8.01 Other Events.

MATERIAL PRODUCT/TECHNOLOGY DEPLOYMENT

Geotec Thermal Generators, Inc. (“Geotec” or the “Company”) has received from Ecotec Coal, LLC, a payment (December 29, 2006) of $410,000.00 of $500,000.00 due for the design, manufacture and operational processing of a 10 ton per hour, continuous flow coal bio-refinery.

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The coal bio-refinery will utilize Geotec’s proprietary protein/enzyme technology to produce clean coal from waste coal.

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Geotec’s enzymes/proteins are part of an enabling technology that can economically bio-refine hydrocarbons (coal and oil) to remove contaminants such as ash, arsenic, mercury, sulfur and other heavy metals to increase the value of the coal or oil.  In addition, heavy or long chain hydrocarbons, such as are contained in sludge or coal, can be bio-chemically modified to increase the value of the coal feedstock.

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Parts of this biotechnology have also been successfully used to remediate soils (contaminated with oil or coal) that are transformed to acceptable EPA levels for human use.

SGS Laboratories of Denver, Colorado, an independent laboratory, obtained the following comparative results, as dried, from a recently processed single (the technology allows for treatments to almost any desired level, including the further reduction of ash levels) bio-refining treatment:

            Waste Coal Prior to Treatment       Saleable Coal*

Btu/Lb                 10,813

12,931

Ash                    25.44%

13.17%

Sulfur                  0.75%

0.73%*

*Btu levels of 12,000 and sulfur levels below 1% are desired for viable and salable coal.

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The Company is now designing continuous flow bio-refineries, as operational volume manufacturing units intended to process 100 tons per hour.  These continuous processing bio-refineries have multi-staged processing that will enable substantial further reduction in ash, or other coal contaminates such as sulfur, mercury, arsenic or other heavy metals.

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These bio-refinery units along with re-vegetation processes will remediate the soil that has been mixed with the contaminating laid-up coal.  The Company will utilize a specific type of proprietary enzyme/protein that is designed to sequester and eliminate hydrocarbon contamination (and the by-products thereof) and alter the soil to Environmental Protection Agency acceptable hydrocarbon levels.

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Company personnel have previously designed, assembled and utilized soil remediation equipment with the enzyme/protein technology processing up to 100 tons of soil per hour.

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The Company’s enzyme/protein technology comprises over 140 specific proteins that perform various biochemical processes on hydrocarbons, their by-products and metal contaminants.  The technology can chemically alter and tailor coal or other hydrocarbons, as well as transform solid fuels to liquid fuels.  The processes vary depending on the starting feedstock, and the desired end product and value of that end product.

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The Company is currently conducting business operations with its proprietary enzyme/protein technology in the Commonwealth of Pennsylvania.  The Commonwealth of Pennsylvania has published that approximately 250,000 acres of the Commonwealth are contaminated with waste coal sites.  It is estimated that this represents several billion tons of coal that has been laid up on these sites since the early 1900’s.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOTEC THERMAL GENERATORS, INC.

By:

/s/:  Bradley T. Ray

Bradley T. Ray, Chief Executive Officer

DATED:  January 3, 2007.

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